                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                 March 21, 2000


                                DIRECTCOM, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



         02-22475                                        22-2942013
   (Commission File No.)                     (IRS Employer Identification No.)



                                20 Maple Avenue
                             Armonk, New York 10504
                    (Address of principal executive office)
                                   (zip code)

                                 (914) 273-8620
              (Registrant's telephone number, including area code)

Item 4   Changes in Registrant's Certifying Accountants.
------

         (a) Effective as of March 15, 2000, Registrant retained the services of Goff Ellenbogen Backa & Alfera, LLC ("GEBA") as Registrant's certifying accountant for the performance of accounting and financial reporting services. GEBA replaces Thompson Dugan, PC ("Thompson"), the firm that was engaged by Registrant on August 9, 1999 as the independent accountants of Registrant. Registrant's decision to dismiss Thompson was a result of Registrant's decision to remain with the individual at Thompson who was primarily responsible for performing such accounting and financial reporting services when he recently decided to join GEBA.

         (b) There were no reports of Thompson on Registrant's consolidated financial statements for the past two fiscal years.

         (c) In connection with Thompson's accounting and financial reporting services for the interim period August 9, 1999 through its date of dismissal on March 15, 2000, there have been no disagreements on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Disagreements, if not resolved to the satisfaction of Thompson, would have caused it to make reference thereto in its reports on the Registrant's financial statements for 1999.

         (d) Attached as Exhibit 16 to this Report is a copy of the letter from Thompson concurring with the statements in paragraphs (a)-(c) above.

         (e) A decision to change the principal independent accountant was approved by Registrant's Board of Directors.

Item 7   Financial Statements, Pro Forma Financial Information and Exhibits
------
                                                                          Page
                                                                          ----
         (c) Exhibits                                                       3

             16 Thompson Letter of Concurrence


                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          DIRECTCOM, INC.



                                          By: /s/ Nicholas Robinson, President
                                             ----------------------------------
                                                  Nicholas Robinson, President




                                     - 2 -